UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

McGRAW HILL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File Number)	13-1026995 (I.R.S. Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of principal executive offices) (Zip Code)

(212) 438-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the resignation of Neeraj Sahai, the former President of Standard & Poor’s Rating Services, as previously disclosed by McGraw Hill Financial, Inc. (the “Company”) on September 8, 2015, Mr. Sahai and the Company have entered into a separation agreement dated September 24, 2015 under which they have agreed that, in consideration for Mr. Sahai’s execution of a release of claims against the Company and his compliance with certain covenants relating to the Company, his departure from the Company will be treated as (i) a “qualified termination of employment” for purposes of the Company’s Senior Executive Severance Plan, entitling him to the standard severance package contemplated by the plan; (ii) a termination other than for “cause” for purposes of the Key Executive Short-Term Incentive Compensation Plan, entitling him to a pro-rated annual bonus for 2015 under the terms of the plan; (iii) a termination other than for “cause” under the 2002 Stock Incentive Plan, allowing him to retain certain of his outstanding equity awards, as follows: 13,443 of his outstanding 2014 restricted share units, 2,383 of his outstanding 2015 restricted share units, 7,497 of his outstanding 2014 performance share units, 5,561 of his outstanding 2015 performance share units and 6,349 of his 2014 stock options; and (iv) reimbursement of legal fees of up to $15,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2015

By:	/s/ Scott L. Bennett
Name:	Scott L. Bennett
Title:	Senior Vice President, Associate General Counsel and Secretary